Exhibit 10.5

TAX RECEIVABLE AGREEMENT

by and among

ENDEAVOR GROUP HOLDINGS, INC.,

ENDEAVOR MANAGER, LLC,

ENDEAVOR OPERATING COMPANY, LLC,

the several EXCHANGE TRA PARTIES (as defined herein),

the several REORGANIZATION TRA PARTIES (as defined herein),

REPRESENTATIVE (as defined herein),

SL REPRESENTATIVE (as defined herein),

KKR Representative (as defined herein),

and

OTHER PERSONS FROM TIME TO TIME PARTY HERETO

Dated as of April 28, 2021

i

Annexes and Exhibits

Annex A	–	Blocker Entities
Annex B	–	Exchange TRA Parties
Annex C	–	Reorganization TRA Parties
Annex D	–	Representatives
Annex E	–	SL TRA Parties
Annex F		KKR TRA Parties
Exhibit A	–	Form of Joinder Agreement
Exhibit B	–	Net Tax Benefit Splits

ii

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated April 28, 2021, is hereby entered into by and among Endeavor Group Holdings, Inc., a Delaware corporation (the “Corporation”), Endeavor Manager, LLC, (“Endeavor Manager”, and, along with the Corporation and any other member of the U.S. federal income tax consolidated group including Endeavor Manager and the Corporation, the members of the “Corporate Group”), Endeavor Operating Company, LLC, a Delaware limited liability company (the “LLC”), each of the Exchange TRA Parties from time to time party hereto, each of the Reorganization TRA Parties from time to time party hereto, the Representative (as defined below), the KKR Representative (as defined below), and SLP West Holdings, L.L.C. (the “SL Representative”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in Section 1.01.

RECITALS

WHEREAS, the Reorganization TRA Parties were previously owners of the Blocker Entities, and as a result of their previous ownership of the Blocker Entities, the Reorganization TRA Parties previously indirectly held equity interests in the LLC (the “Units”) through the Blocker Entities;

WHEREAS, the Exchange TRA Parties hold (or prior to an Exchange will hold) Units;

WHEREAS, Endeavor Manager, which is classified as an association taxable as a corporation for U.S. federal income tax purposes, holds Units in and is the sole managing member of the LLC, which is classified as a partnership for U.S. federal income tax purposes;

WHEREAS, the Blocker Entities were each classified as corporations for United States federal income tax purposes;

WHEREAS, as a result of certain reorganization transactions undertaken in connection with the IPO of the Corporation, the Blocker Entities were merged with and into the Corporation, with the Corporation surviving (the “Reorganization”);

WHEREAS, as a result of the Reorganization, the Corporate Group may be entitled to utilize (or otherwise be entitled to the benefits arising out of) the Pre-IPO Covered Tax Assets;

WHEREAS, on the date hereof certain of the TRA Parties sold Units and/or Zuffa Interests to the Corporation, and whereas on and after the date hereof, pursuant to, and subject to the provisions of, the LLC Agreement and any other applicable documentation, each Exchange TRA Party has the right from time to time to require the LLC to redeem (a “Redemption”) all or a portion of such TRA Party’s Units, which Redemption would be effected, at the Corporation’s election in its sole discretion, for cash (to be paid by the LLC), or by the Corporation effecting a direct exchange (a “Direct Exchange”) of Class A Common Stock for such Units, and as a result of such sales, Redemptions or Direct Exchanges the Corporate Group may be entitled to utilize (or otherwise be entitled to the benefits arising out of) the Exchange Covered Tax Assets;

WHEREAS, the income, gain, loss, expense, deduction and other Tax items of the Corporate Group may be affected by the Pre-IPO Covered Tax Assets and the Exchange Covered Tax Assets;

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effects of the Pre-IPO Covered Tax Assets and the Exchange Covered Tax Assets;

NOW, THEREFORE, in connection with the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both (i) the singular and plural and (ii) the active and passive forms of the terms defined).

“Actual Tax Liability” means, with respect to any Taxable Year, the actual liability for U.S. federal, state and local income Taxes of (i) the Corporate Group and (ii) without duplication, the LLC, but in the case of this clause (ii) only with respect to U.S. federal, state and local income Taxes imposed on the LLC and allocable to the Corporate Group; provided, that the actual liability for Taxes described in clauses (i) and (ii) shall be calculated (a) assuming that Subsequently Acquired TRA Attributes do not exist, (b) using the Assumed State and Local Tax Rate, solely for purposes of calculating the state and local Actual Tax Liability of the Corporate Group, and (c) assuming, solely for purposes of calculating the liability for U.S. federal income Taxes, in order to prevent double counting, that state and local income and franchise Taxes are not deductible by the Corporate Group for U.S. federal income Tax purposes.

“Advance Payment” is defined in Section 3.1(b) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means a per annum rate of LIBOR plus 100 basis points.

“Agreement” is defined in the preamble.

“Amended Schedule” is defined in Section 2.3(b) of this Agreement.

“Assumed State and Local Tax Rate” means the tax rate equal to the sum of the product of (x) the LLC’s income and franchise Tax apportionment rate(s) for each state and local jurisdiction in which the LLC files income or franchise Tax Returns for the relevant Taxable Year and (y) the highest corporate income and franchise Tax rate(s) for each such state and local jurisdiction in which the LLC files income or franchise Tax Returns for each relevant Taxable Year; provided, that the Assumed State and Local Tax Rate calculated pursuant to the foregoing shall be reduced by the assumed federal income Tax benefit received by the Corporate Group with respect to state and local jurisdiction income and franchise Taxes (with such benefit calculated as the product of (a) the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year and (b) the Assumed State and Local Tax Rate (without regard to this proviso)). At the Corporation’s election, the Corporation shall be entitled to determine the Assumed State and Local Tax Rate for a given Taxable Year as of January 1 of the relevant Taxable Year based on good faith estimates of its expected apportionment rates for such Taxable Year and on the Tax rates in effect in relevant jurisdictions as of January 1 of the relevant Taxable Year.

“Attributable” is defined in Section 3.1(b) of this Agreement.

“Attribute Schedule” is defined in Section 2.1 of this Agreement.

“Basis Adjustment” means the increase or decrease to the tax basis of, or the Corporation’s share of, the tax basis of the Reference Assets (i) under Section 734(b), 743(b) and 754 of the Code and, in each case, the comparable sections of U.S. state and local tax law (in situations where, following an Exchange, the LLC remains in existence as an entity for tax purposes) and (ii) under Sections 732 and 1012 of the Code and, in each case, the comparable sections of U.S. state and local tax law (in situations where, as a result of one or more Exchanges, the LLC becomes an entity that is disregarded as separate from its owner for tax purposes), in each case, as a result of any Exchange and any payments made under this Agreement. For purposes of determining the Basis Adjustments (and any payments made hereunder with respect to such Basis Adjustments) that are attributable to Reference Assets held by an entity in which the LLC owns a direct or indirect interest and where (i) the value of such direct or indirect interest held by the LLC is no greater than $220,000,000, (ii) such entity does not constitute a Subsidiary of the LLC and (iii) obtaining information necessary to determine the allocation of the Basis Adjustments is not practicable (as reasonably determined by the Corporation), it shall be assumed (unless the Corporation, the Representative and the SL Representative agree otherwise) that such Basis Adjustments will be allocable to property that is depreciable over a 15-year period. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Units shall be determined without regard to any Pre-Exchange Transfer of such Units and as if any such Pre-Exchange Transfer had not occurred.

“Blocker Entities” means the entities listed on Annex A.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are closed.

“Change of Control” means the occurrence of any of the following events or series of related events after the date hereof: (a) any Person, or group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (as defined in the LLC Agreement), or any successor provisions thereto, is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then-outstanding voting securities; (b) there is consummated a merger or consolidation of the Corporation with any other Person or Persons, and, immediately after the consummation of such merger or consolidation, the voting securities of the Corporation immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation. Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class X Common Stock and Class Y Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares or equity of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions or (ii) by virtue of the consummation of any transaction or series of transactions, immediately following which, the Corporation and one or more other entities (the “Other Constituent Companies”) shall have become separate wholly-owned Subsidiaries of a holding company, and the record holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class X Common Stock and Class Y Common Stock immediately prior to such transaction or series of transactions, together with the record holders of the outstanding equity interests in the Other Constituent Companies immediately prior to such transaction or series of transactions, shall have become the equityholders of the new holding company in exchange for their respective equity interests in the Corporation and the Other Constituent Companies, and such transaction or transactions would not otherwise constitute a “Change of Control” assuming references to the Corporation are references to such holding company or (iii) at any time that the Executive Directors (as defined in the Corporation’s certificate of incorporation), any permitted transferee pursuant to Section 8.02(b) of the LLC Agreement, the SL Member and the SL Related Entities (each as defined in the LLC Agreement), collectively, continue to beneficially own (or have the right to vote), directly or indirectly, securities of the Corporation representing more than 35% of the combined voting power of the Corporation’s then-outstanding voting securities and no other Person or “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) that does not include the Executive Directors, any permitted transferee pursuant to Section 8.02(b) of the LLC Agreement, the SL Member and the SL Related Entities, beneficially owns (or has the right to vote), directly or indirectly, securities of the Corporation representing a greater percentage of the combined voting power of the Corporation’s then-outstanding voting securities than that then beneficially owned by the Executive Directors, any permitted transferee pursuant to Section 8.02(b) of the LLC Agreement, the SL Member and the SL Related Entities.

“Class A Common Stock” means Class A common stock, $0.00001 par value per share, of the Corporation.

“Class B Common Stock” means Class B common stock, $0.00001 par value per share, of the Corporation.

“Class C Common Stock” means Class C common stock, $0.00001 par value per share, of the Corporation.

“Class X Common Stock” means Class X common stock, $0.00001 par value per share, of the Corporation.

“Class Y Common Stock” means Class Y common stock, $0.00001 par value per share, of the Corporation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or other agreement.

“Corporation” is defined in the preamble to this Agreement.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporate Group, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be based on the most recent Tax Benefit Schedules or Amended Schedules, if any, in existence at the time of such determination.

“Default Rate” means a per annum rate of LIBOR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for tax and shall also include the acquiescence of the Corporation to the amount of any assessed liability for Tax.

“Direct Exchange” is defined in the recitals to this agreement.

“Dispute” is defined in Section 7.8(a) of this Agreement.

“Early Termination Agreed Rate” means LIBOR plus 100 basis points.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” is defined in Section 4.2 of this Agreement.

“Early Termination Notice” is defined in Section 4.2 of this Agreement.

“Early Termination Payment” is defined in Section 4.3(b) of this Agreement.

“Early Termination Rate” means the lesser of (i) 6.50 % per annum, compounded annually, and (ii) the Early Termination Agreed Rate.

“Early Termination Schedule” is defined in Section 4.2 of this Agreement.

“Exchange” means any Direct Exchange or Redemption. For purposes of this Agreement, sales of Units (and/or Zuffa Interests) made on the date of this Agreement by the TRA Parties to the Corporation in exchange for cash shall constitute Exchanges.

“Exchange Covered Tax Assets” means, with respect to the Exchange TRA Parties, (i) existing Tax basis in the Reference Assets (other than cash, cash equivalents, receivables, inventory, and prepaid amounts), determined as of immediately prior to an Exchange, that is allocable to the Units (and/or Zuffa Interests) being exchanged by such Exchange TRA Party and acquired by the Corporate Group in connection with the relevant Exchange, (ii) Basis Adjustments, and (iii) Imputed Interest. The determination of the portion of the aggregate existing Tax basis in the Reference Assets and accompanying Basis Adjustments that is allocable to Units (and/or Zuffa Interests) being exchanged by the Exchange TRA Party (and payments made hereunder with respect to such Tax basis) shall be determined in good faith by the Corporation in consultation with its tax return preparer (which tax return preparer shall be a nationally recognized third party accounting firm) (e.g., by reference to such Units’ share of total enterprise value); provided that in no event will the portions of existing Tax basis in the Reference Assets that are included as Exchange Covered Tax Assets and Pre-IPO Covered Tax Assets exceed 100% of the existing Tax basis in the Reference Assets that is allocable to the Corporation at any time (as reasonably determined by the Corporation). For the avoidance of doubt, Exchange Covered Tax Assets shall include any carryforwards or similar attributes that are attributable to the Tax items described in clauses (i) through (iii).

“Exchange TRA Parties” means the Persons listed on Annex B.

“Executive Director” has the meaning set forth in the Corporation’s certificate of incorporation (as amended).

“Expert” is defined in Section 7.9 of this Agreement.

“Governing Body” has the meaning set forth in the Corporation’s certificate of incorporation (as amended).

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for U.S. federal, state and local income Taxes of (i) the Corporate Group and (ii) without duplication, the LLC, but in the case of this clause (ii) only with respect to U.S. federal, state and local income Taxes imposed on the LLC and allocable to the Corporate Group, in each case using the same methods, elections, conventions, and practices used on the relevant Corporate Group Tax Return, but (a) calculated without taking into account the Pre-IPO Covered Tax Assets and the Exchange Covered Tax Assets (including, for the avoidance of doubt, any carryforward or carryback of any tax item attributable to the Pre-IPO Covered Tax Assets and the Exchange Covered Tax Assets), (b) using the Assumed State and Local Tax Rate, solely for purposes of calculating the state and local Hypothetical Tax Liability of the Corporate Group, and (c) assuming, solely for purposes of calculating the liability for U.S. federal income Taxes, in order to prevent double counting, that state and local income and franchise Taxes are not deductible by the Corporate Group for U.S. federal income Tax purposes. Furthermore, the Hypothetical Tax Liability shall be calculated assuming that the Subsequently Acquired TRA Attributes do not exist.

“Imputed Interest” in respect of a TRA Party shall mean any interest imputed under the provisions of the Code with respect to the Corporation’s payment obligations in respect of such TRA Party under this Agreement.

“Interest Amount” is defined in Section 3.1(b) of this Agreement.

“IPO” means the initial public offering of shares of Class A Common Stock by the Corporation.

“IPO Date” means the closing date of the IPO.

“IRS” means the U.S. Internal Revenue Service.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Joinder Requirement” is defined in Section 7.6(b) of this Agreement.

“KKR Representative” means Kohlberg Kravis Roberts & Co. L.P. or its designee.

“KKR TRA Parties” means the persons listed on Annex F.

“LIBOR” means during any period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Corporation as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such period as the London interbank offered rate for U.S. dollars having a borrowing date and a maturity comparable to such period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by the Corporation at such time, which determination shall be conclusive absent manifest error; provided, that at no time shall LIBOR be less than 0%.

“LLC” is defined in the recitals to this Agreement.

“LLC Agreement” means that certain Limited Liability Company Agreement of the LLC, dated as of the date hereof, as such agreement may be further amended, restated, supplemented and/or otherwise modified from time to time.

“Market Value” means the Common Unit Redemption Price, as defined in the LLC Agreement, determined as of an Early Termination Date (treating such Early Termination Date as a Redemption Date).

“Net Tax Benefit” is defined in Section 3.1(b) of this Agreement.

“Objection Notice” is defined in Section 2.3(a) of this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Permitted Transfer” has the meaning set forth in the LLC Agreement.

“Permitted Transferee” has the meaning set forth in the LLC Agreement.

“Pre-Exchange Transfer” means any transfer of one or more Units (including upon the death of a Member) (i) that occurs after the IPO but prior to a Redemption or Direct Exchange of such Units and (ii) to which Section 743(b) of the Code applies.

“Pre-IPO Covered Tax Assets” means, with respect to a Reorganization TRA Party, (i) any net operating loss carryforwards, disallowed interest expense carryforwards under Section 163(j) of the Code, or tax credit carryforwards attributable to the Blocker Entity previously owned by such Reorganization TRA Party that are available to offset income or gain of the Corporate Group earned for periods (or portions thereof) beginning after the IPO; (ii) existing Tax basis in the Reference Assets (other than cash, cash equivalents, receivables, inventory, and prepaid amounts), determined as of immediately prior to the IPO (including for this purpose, without duplication, any adjustments under Section 743(b) of the Code), that is attributable to Units previously owned by such Blocker Entity and acquired by the Corporation in connection with the Reorganization; and (iii) Imputed Interest. The determination of the portion of existing Tax basis in the Reference Assets that is allocable to Units previously owned by an applicable Blocker Entity (and payments made hereunder with respect to such Tax basis) shall be determined in good faith by the Corporation in consultation with its tax return preparer (which tax return preparer shall be a nationally recognized third party accounting firm); provided that in no event will the portions of existing Tax basis in the Reference Assets that are included as Exchange Covered Tax Assets and Pre-IPO Covered Tax Assets at any time exceed 100% of the existing Tax basis in the Reference Assets that is allocable to the Corporation at such time (as reasonably determined by the Corporation). For the avoidance of doubt, Pre-IPO Covered Tax Assets shall include any carryforwards, carrybacks or similar attributes that are attributable to the Tax items described in clauses (ii) and (iii).

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” is defined in Section 7.9 of this Agreement.

“Reconciliation Procedures” is defined in Section 2.3(a) of this Agreement.

“Redemption” has the meaning in the recitals to this Agreement.

“Reference Asset” means any tangible or intangible asset of the LLC or any of its successors or assigns, and any asset held by any entities in which the LLC owns a direct or indirect equity interest that are treated as a partnership or disregarded entity for U.S. federal income Tax purposes (but only to the extent such entities are held only through other entities treated as partnerships or disregarded entities) for purposes of the applicable Tax, as of the relevant date. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Reorganization” is defined in the Recitals to this Agreement.

“Reorganization TRA Parties” means the persons listed on Annex C.

“Representative” means, acting jointly, Ari Emanuel and Patrick Whitesell; provided, that if one of Mr. Emanuel or Mr. Whitesell are (i) no longer employed by the Corporation, the Company or at least one of their respective Subsidiaries, and (ii) no longer serve on the Governing Body, then the other shall become the sole Representative hereunder; provided, further, that if both Mr. Emanuel and Mr. Whitesell are (x) no longer employed by the Corporation, the Company or one of their respective Subsidiaries, and (y) no longer serve on the Governing Body, then the Representative shall be determined based on a vote of the TRA Parties listed on Annex D or their Permitted Transferees (with voting rights for this purpose apportioned between the TRA Parties based on the relative amount of Early Termination Payments that would be hypothetically payable to all such TRA Parties (assuming all equity interests in the LLC that have redemption rights under the LLC Agreement are redeemed and exchanged for shares of Class A Common Stock at such time using the Valuation Assumptions)).

“Schedule” means any of the following: (i) an Attribute Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule, and, in each case, any amendments thereto.

“Senior Obligations” is defined in Section 5.1 of this Agreement.

“SL TRA Parties” means the persons listed on Annex E.

“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, by and among the Corporation and the other persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

“Subsequently Acquired TRA Attributes” means, except as otherwise determined by the Governing Body (with the approval of the SL Representative, the KKR Representative and the Representative), any net operating losses, tax basis or other tax attributes to which any of the Corporate Group, the LLC or any entity in which they hold a direct or indirect equity interest become entitled as a result of a transaction (other than any Exchanges undertaken by an Exchange TRA Party) after the IPO Date to the extent such net operating losses, tax basis and other tax attributes are subject to a tax receivable agreement (or comparable agreement) entered into by the Corporate Group or any of its Affiliates pursuant to which any member of the Corporate Group is obligated to pay over amounts with respect to tax benefits resulting from such net operating losses or other tax attributes.

“Subsidiary” means, with respect to any Person and as of the date of any determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests, or the sole general partner interest, or managing member or similar interest, of such Person.

“Tax Benefit Payment” is defined in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.2(a) of this Agreement.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Corporate Group under the Code or comparable sections of U.S. state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), ending on or after the closing date of the IPO.

“Taxes” means any and all United States federal, state or local taxes, assessments or other charges that are based on or measured with respect to net income or profits (including alternative minimum taxes).

“Taxing Authority” means any national, federal, state, county, municipal, or local government, or any subdivision, agency, commission or authority thereof, or any quasi-governmental body, or any other authority of any kind, exercising regulatory or other authority in relation to tax matters.

“TRA Parties” means the Exchange TRA Parties and the Reorganization TRA Parties.

“Treasury Regulations” means the final, temporary, and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“U.S.” means the United States of America.

“Units” is defined in the recitals to this Agreement.

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that:

(1) in each Taxable Year ending on or after such Early Termination Date, the Corporate Group will have taxable income sufficient to fully use the Pre-IPO Covered Tax Assets and the Exchange Covered Tax Assets (other than any such Pre-IPO Covered Tax Assets or Exchange Covered Tax Assets that constitute or have resulted in net operating losses, excess interest deduction, or credit carryforwards or carryovers (determined as of the Early Termination Date), which shall be governed by paragraph 4 below) during such Taxable Year or future Taxable Years in which such deductions or other attributes would become available;

(2) the U.S. federal income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, except to the extent any change to such tax rates for such Taxable Year have already been enacted into law;

(3) all taxable income of the Corporate Group will be subject to the maximum applicable tax rate for U.S. federal income tax purposes throughout the relevant period, and the tax rate for U.S. state and local income taxes shall be the Assumed State and Local Tax Rate as in effect for the Taxable Year of the Early Termination Date;

(4) any net operating loss, excess interest deduction, or credit carryovers or carrybacks (or similar items with respect to carryovers or carrybacks) generated by any Pre-IPO Covered Tax Asset or Exchange Covered Tax Asset and available as of the Early Termination Date will be used by the Corporation ratably over a period beginning on the Early Termination Date and ending on the earlier of (i) 15 years following the Early Termination Date, or (ii) the scheduled expiration date, if any, under applicable Tax law of such net operating losses, excess interest deductions, or credit carryovers or carrybacks (or similar items with respect to carryovers or carrybacks);

(5) any non-amortizable assets (other than equity interests in Subsidiaries that are treated as corporations for U.S. federal income tax purposes) will be disposed of in a fully taxable transaction on the fifteenth anniversary of the IPO Date (or, if later, on the Early Termination Date) ; provided, that in the event of a Change of Control, (i) such non-amortizable assets shall be disposed of at the time of the sale of the relevant asset (if earlier than such fifteenth anniversary); and (ii) such non-amortizable assets shall be considered to have been disposed of on the date of the Change of Control, if such Change of Control occurs more than 15 years after the applicable Exchange or IPO Date, as applicable;

(6) if, on the Early Termination Date, any Exchange TRA Party has Units that have not been Exchanged, then such Units shall be deemed to be Exchanged for the Market Value that would be received by such Exchange TRA Party if such Units had been Exchanged on the Early Termination Date, and such Exchange TRA Party shall be deemed to receive the amount of cash such Exchange TRA Party would have been entitled to pursuant to Section 4.3(a) had such Units actually been Exchanged on the Early Termination Date; and

(7) any payment obligations pursuant to this Agreement will be satisfied on the date that any Tax Return to which such payment obligation relates is required to be filed excluding any extensions.

“Zuffa Interests” means any equity interests in Zuffa Parent, LLC (including for this purpose any warrants to acquire equity interests in Zuffa Parent, LLC)..

Section 1.2 Rules of Construction. Unless otherwise specified herein:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) For purposes of interpretation of this Agreement:

(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision thereof.

(ii) References in this Agreement to a Schedule, Article, Section, clause or sub-clause refer to the appropriate Schedule to, or Article, Section, clause or subclause in, this Agreement.

(iii) References in this Agreement to dollars or “$” refer to the lawful currency of the United States of America.

(iv) The term “including” is by way of example and not limitation.

(v) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Unless otherwise expressly provided herein, (a) references to organization documents (including the LLC Agreement), agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted hereby; and (b) references to any law (including the Code and the Treasury Regulations) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

ARTICLE II.

DETERMINATION OF REALIZED TAX BENEFIT

Section 2.1 Attribute Schedule. Following the IPO Date, within ninety (90) calendar days after the filing of Form 1120 (or any successor form) of the Corporate Group for a given Taxable Year, the Corporation shall deliver to the Representative, the KKR Representative and the SL Representative a schedule (the “Attribute Schedule”) that shows, in reasonable detail, (i) the Pre-IPO Covered Tax Assets that are available for use by the Corporate Group with respect to each Reorganization TRA Party with respect to such Taxable Year and the portion of the Pre-IPO Covered Tax Assets that are available for use by the Corporate Group with respect to each Reorganization TRA Party with respect to future Taxable Years; (ii) the Exchange Covered Tax Assets that are available for use by the Corporation with respect to such Taxable Year with respect to each Exchange TRA Party that has effected an Exchange (including the Basis Adjustments with respect to the Reference Assets resulting from Exchanges effected in such Taxable Year and the periods over which such Basis Adjustments are amortizable or depreciable), and the portion of the Exchange Covered Tax Assets that are available for use by the Corporate Group with respect to each Exchange TRA Party that has effected an Exchange in future Taxable Years. The Attribute Schedule shall also list any limitations on the ability of the Corporate Group to utilize any Pre-IPO Covered Tax Assets or Exchange Covered Tax Assets under applicable laws (including as a result of the operation of Section 382 of the Code or Section 383 of the Code).

Section 2.2 Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within ninety (90) calendar days after the filing of the Form 1120 (or any successor form) of the Corporate Group for any Taxable Year, the Corporation shall provide to the Representative, the KKR Representative and the SL Representative a schedule showing, in reasonable detail, the calculation of the Tax Benefit Payment in respect of each TRA Party for such Taxable Year and the calculation of the Realized Tax Benefit and Realized Tax Detriment and the components thereof for such Taxable Year (a “Tax Benefit Schedule”). Each Tax Benefit Schedule will become final as provided in Section 2.3(a) and may be amended as provided in Section 2.3(b) (subject to the procedures set forth in Section 2.3(b)).

(b) Applicable Principles. For purposes of calculating the Realized Tax Benefit or Realized Tax Detriment for any period, carryovers or carrybacks of any Tax item attributable to the Pre-IPO Covered Tax Assets and the Exchange Tax Assets shall be considered to be subject to the rules of the Code and the Treasury Regulations, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to a Pre-IPO Covered Tax Asset or an Exchange Covered Tax Asset and another portion that is not, such respective portions shall be considered to be used in accordance with the “with and without” methodology. For the avoidance of doubt, the Corporation shall be entitled to make reasonable simplifying assumptions in making determinations contemplated by this Agreement, including reasonable assumptions regarding basis recovery periods based on available balance sheet information and including the assumption that the Assumed State and Local Tax Rate is to be applied against the amount of taxable income of the Corporate Group for U.S. federal income tax purposes that is used in calculating the Actual Tax Liability and the Hypothetical Tax Liability (and the parties hereby agree that that the Corporation’s determination of the Realized Tax Benefit and Realized Tax Detriment with respect to U.S. state and local taxes will not take into account jurisdiction-specific U.S. state and local adjustments to the U.S. federal taxable income base or to the U.S. federal rules regarding the utilization of tax attribute carryovers).

Section 2.3 Procedures, Amendments.

(a) Procedure. Every time the Corporation delivers to the Representative, the KKR Representative and the SL Representative a Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.3(b), and any Early Termination Schedule or amended Early Termination Schedule, the Corporation shall also (x) deliver to the Representative, the KKR Representative and the SL Representative schedules, valuation reports, if any, and work papers, as determined by the Corporation or reasonably requested by the Representative, the KKR Representative or the SL Representative, providing reasonable detail regarding the preparation of the Schedule, and (y) allow the Representative, the KKR Representative and the SL Representative reasonable access at no cost to the appropriate representatives of the Corporation, as determined by the Corporation or requested by the Representative, the KKR Representative or the SL Representative, in connection with the review of such Schedule. Without limiting the application of the preceding sentence, each time the Corporation delivers to the Representative, the KKR Representative and the SL Representative a Tax Benefit Schedule, in addition to the Tax Benefit Schedule duly completed, the Corporation shall deliver to the Representative, the KKR Representative and the SL Representative a reasonably detailed calculation of the Corporate Group of the applicable Hypothetical Tax Liability, the reasonably detailed calculation of the applicable Actual Tax Liability, as well as any other work papers as determined by the Corporation or requested by the Representative, the KKR Representative or SL Representative, provided that the Corporation shall not be required to provide any information that it reasonably believes is unnecessary for purposes of determining the items in the applicable Schedule or amendment thereto. An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days after the first date on which the Representative, the KKR Representative and SL Representative has received the applicable Schedule or amendment thereto unless the Representative, the KKR Representative or the SL Representative (i) provides the Corporation with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) each provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the last such waiver is received by the Corporation. If the Corporation and the Representative, the KKR Representative and SL Representative, for any reason, are unable to successfully resolve the issues raised in the Objection Notice within thirty (30) calendar days after receipt by the Corporation of an Objection Notice, then the Corporation and the Representative, the KKR Representative and the SL Representative shall employ the reconciliation procedures described in Section 7.9 of this Agreement (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Attribute Schedule or Tax Benefit Schedule for any Taxable Year may be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified after the date the Schedule was provided to the Representative, the KKR Representative and the SL Representative, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, or (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year (any such Schedule, an “Amended Schedule”). The Attribute Schedule shall be appropriately amended by the Corporation, the Representative, the KKR Representative and the SL Representative to the extent that, as a result of a Determination, the Corporation is required to calculate its Tax liability in a manner inconsistent with the Attribute Schedule. The Corporation shall provide an Amended Schedule to the Representative, the KKR Representative and the SL Representative within sixty (60) calendar days of the occurrence of an event referenced in clauses (i) through (v) of the first sentence of this Section 2.3(b).

ARTICLE III.

TAX BENEFIT PAYMENTS

Section 3.1 Timing and Amount of Tax Benefit Payments.

(a) Within five (5) Business Days after a Tax Benefit Schedule delivered to the Representative, the SL Representative and the KKR Representative becomes final in accordance with Section 2.3(a), the Corporation shall pay or cause to be paid to each TRA Party for such Taxable Year an amount equal to the excess, if any, of (i) the Tax Benefit Payment in respect of such TRA Party for such Taxable Year determined pursuant to Section 3.1(b) over (ii) the aggregate amount of Advance Payments previously made to such TRA Party in respect of such Taxable Year; provided that, if the Corporation makes Advance Payments, it shall make Advance Payments to all parties eligible to receive payments under this Tax Receivable Agreement with respect to a particular Taxable Year in proportion to their respective amount of anticipated payments under this Tax Receivable Agreement in respect of such Taxable Year. Each such Tax Benefit Payment or such Advance Payment shall be made by wire transfer of immediately available funds to the bank account previously designed by such TRA Party to the Corporation or as otherwise agreed by the Corporation and such TRA Party.

(b) A “Tax Benefit Payment” in respect of a TRA Party means an amount, not less than zero, equal to the sum of the portion of the Net Tax Benefit that is Attributable to such TRA Party and the Interest Amount with respect thereto. A Net Tax Benefit is “Attributable” to a Reorganization TRA Party to the extent that it is derived from a Pre-IPO Covered Tax Asset with respect to the Blocker Entity (or Units owned by such Blocker Entity) that was previously owned by such Reorganization TRA Party (in the case of a Blocker Entity with respect to which there is more than one Reorganization TRA Party, with the Net Tax Benefit apportioned to such Blocker Entity split among such Reorganization TRA Parties in a manner consistent with Exhibit B). A Net Tax Benefit is “Attributable” to an Exchange TRA Party to the extent that is derived from an Exchange Covered Tax Asset with respect to Units or Zuffa Interests that were Exchanged by such TRA Party. The “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over the sum of the total amount of payments previously made under Section 3.1(a) (excluding payments attributable to Interest Amounts) and the Advance Payments previously made under Section 3.1(b) of this Agreement; provided, for the avoidance of doubt, that (1) a TRA Party shall not be required to return any portion of any previously made Tax Benefit Payment or Advance Payment it receives under this Agreement; (2) no amounts due to a TRA Party under this Agreement shall be escrowed; (3) no TRA Party shall be required to make a payment to the Corporation on account of a Realized Tax Detriment. The “Interest Amount” in respect of the TRA Party shall equal the interest on the amount of the unpaid Net Tax Benefit Attributable to such TRA Party for a Taxable Year, which interest shall accrue on any unpaid Net Tax Benefit from and after the due date (without extensions) for filing the Form 1120 (or any successor form) for the Corporate Group for such Taxable Year, calculated at the Agreed Rate, until the date such unpaid amounts are paid. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest but instead shall be treated as additional consideration in the

Reorganization or Exchange, as applicable, unless otherwise required by law. “Advance Payments” in respect of a TRA Party for a Taxable Year means the payments made by the Corporation to such TRA Party as an advance of such TRA Party’s anticipated Tax Benefit Payment for such Taxable Year. The Corporation shall be entitled at its option to make Advance Payments. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments shall be calculated by utilizing Valuation Assumptions (1) and (5), substituting in each case the terms “the date of a Change of Control” for an “Early Termination Date.” Notwithstanding anything to the contrary in this Agreement, after any lump-sum payment under Article IV of this Agreement in respect of present or future Pre-IPO Covered Tax Assets or Exchange Covered Tax Assets, such Pre-IPO Covered Tax Assets or Exchange Covered Tax Assets shall no longer be considered Pre-IPO Covered Tax Assets or Exchange Covered Tax Assets for purposes of determining Tax Benefit Payments or the Net Tax Benefit.

Section 3.2 No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. The provisions of this Agreement shall be construed consistent with such intent.

Section 3.3 Pro Rata Payments.

(a) Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate amount of the tax benefit to the Corporate Group from the reduction in Tax Liability as a result of the Pre-IPO Covered Tax Assets and the Exchange Covered Tax Assets is limited in a particular Taxable Year because the Corporate Group does not have sufficient taxable income to fully utilize available deductions and other attributes, the Net Tax Benefit giving rise to Tax Benefit Payments shall be allocated among the TRA Parties in proportion to the respective amounts of Tax Benefit Payments that would have been paid under this Agreement if the Corporate Group had sufficient taxable income so that there were no such limitation; provided, that, for the avoidance of doubt, for purposes of allocating among the TRA Parties the aggregate Tax Benefit Payments payable under this Agreement with respect to any Taxable Year, the operation of this Section 3.3(a) with respect to any prior Taxable Years shall be taken into account. Consistent with the foregoing, the Attribute Schedule for a given Taxable Year shall reflect the operation of this Section 3.3(a) in respect of previous Taxable Years, with the Pre-IPO Covered Tax Assets and Exchange Covered Tax Assets described in such Attribute Schedule that are attributable to a TRA Party being adjusted to reflect payments received in respect of such Pre-IPO Covered Tax Assets and Exchange Covered Tax Assets (the intention of the parties being to avoid duplicative payments and maintain records sufficient to allow the Corporation to allocate Tax Benefit Payments consistent with the terms of this Section 3.3(a)).

(b) After taking into account Section 3.3(a), if for any reason the Corporation does not fully satisfy its payment obligations to make Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year (for example, as a result of having insufficient cash to make the Tax Benefit Payments due hereunder), then the Corporation and the TRA Parties agree that (i) the Corporation shall make payments due hereunder to the TRA Parties in respect of a Taxable Year in the same proportion as such payments would have been made if the relevant payment had been made in full by the Corporation, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been paid.

(c) To the extent the Corporation makes a payment to a TRA Party in respect of a particular Taxable Year under Section 3.1(a) of this Agreement (taking into account Section 3.3(a) and (b)) in an amount in excess of the amount of such payment that should have been made to the TRA Party in respect of such Taxable Year, then (i) the TRA Party shall not receive further payments under Section 3.1(a) until the TRA Party has foregone an amount of payments equal to such excess and (ii) the Corporation shall pay the amount of the TRA Party’s foregone payments to other TRA Parties (to the extent applicable) in a manner such that each of the other TRA Parties, to the extent possible, shall have received aggregate payments under Section 3.1(a) and (b) in the amount it would have received if there had been no excess payment to the TRA Party.

ARTICLE IV.

TERMINATION

Section 4.1 Early Termination of Agreement; Breach of Agreement.

(a) With the prior written approval of the Governing Body (or any Person(s) to whom the Governing Body has delegated such authority), the Corporation may terminate this Agreement with respect to all amounts payable to the TRA Parties at any time by paying to each TRA Party the Early Termination Payment in respect of the TRA Party; provided, however, that (i) this Agreement shall only terminate pursuant to this Section 4.1(a) upon the receipt in full of the Early Termination Payment by the TRA Parties; (ii) the Corporation shall deliver an Early Termination Notice only if it is able to make all required Early Termination Payments under this Agreement; (iii) the Corporation may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid.

(b) In the event that the Corporation breaches any of its material obligations under this Agreement, whether as a result of a failure to make any payment when due, a failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, and the Corporation fails to cure such breach within 20 Business Days of a TRA Party informing the Corporation of such breach, then, at the election of the Representative, the KKR Representative or the SL Representative, subject to the following proviso, all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach; provided, that (i) if the Representative makes such election, then such election shall be binding on all TRA Parties (other than the SL TRA Parties and the KKR TRA Parties), (ii) if the SL Representative makes such election, then the SL Representative’s election shall be binding only on the SL TRA Parties, (iii) if the KKR TRA Representative makes such election, then the KKR Representative’s election shall be binding only on the KKR TRA Parties, and (iv) at least five (5) Business Days prior to making any such election, the Representative, the KKR Representative or the SL Representative (as the case may be) shall provide written notice to the others in order to permit the other, if it wishes, to make its election simultaneously. Procedures similar to the procedures of Section 4.2 shall apply, mutatis mutandis, with respect to the determination of the amounts payable by the Corporation pursuant to this Section 4.1(b). Notwithstanding the foregoing, in the event that the Corporation breaches this Agreement, the Representative shall be entitled to elect on behalf of all TRA Parties (other than the SL TRA Parties and the KKR TRA Parties) and the SL Representative shall be entitled to elect on behalf of the SL TRA Parties, and the KKR Representative shall be entitled to elect on behalf of the KKR TRA Parties, in each case, to receive the amounts referred to in this Section 4.1(b) or to seek specific performance of the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of this Agreement if the Corporation fails to make any Tax Benefit Payment when due to the extent that the Corporation has insufficient funds to make such payment despite using reasonable best efforts to obtain funds to make such payment (including by causing the LLC or any other Subsidiaries of the LLC to distribute or lend funds to facilitate such payment, and by accessing any revolving credit facilities or other sources of available credit to fund any such amounts); provided, that (x) the interest provisions of Section 5.2 shall apply to such late payment, and (y) solely with respect to a Tax Benefit Payment, if the Corporation does not have sufficient cash to make such payment as a result of limitations imposed by existing credit agreements to which the LLC is a party, which limitations are effective as of the date of this Agreement, Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate.

(c) In connection with a Change of Control, (i) at the election of the Representative, all obligations hereunder with respect to the TRA Parties shall be terminated, (ii) only if the Representative has not elected to terminate pursuant to clause (i), at the election of the SL Representative, all obligations with respect to the SL TRA Parties shall be terminated, and (iii) only if the Representative has not elected to terminate pursuant to clause (i), at the election of the KKR Representative, all obligations with respect to the KKR TRA Parties shall be terminated. The Corporation hereby agrees to provide twenty days prior written notice to each TRA Party of a Change of Control. Within ten days of receipt of such notice, the Representative shall provide written notice as to whether it will terminate this Agreement pursuant to clause (i), and if the Representative does not so elect to terminate, within twenty days of receipt of such notice of such Change of Control from the Corporation, (A) the SL Representative shall provide notice as to whether it will terminate this Agreement with the SL TRA Parties pursuant to clause (ii) with respect to the applicable TRA Parties and (B) the KKR Representative shall provide notice as to whether it will terminate this Agreement with the KKR TRA Parties pursuant to clause (iii) with respect to the applicable TRA Parties. If the Representative, the KKR Representative or the SL Representative elects to terminate the Agreement, then all obligations under this Agreement with respect to the applicable TRA Parties shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of the Change of Control. Procedures similar to the procedures of Section 4.2 shall apply, mutatis mutandis, with respect to the determination of the amounts payable by the Corporation.

Section 4.2 Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.1(a) above, the Corporation shall deliver to the Representative, the KKR Representative and the SL Representative notice of such intention to exercise such right (“Early Termination Notice”). In addition, if the Corporation chooses to exercise its right of early termination under Section 4.1(a) above, the obligations under this Agreement are accelerated under Section 4.1(b) above or the Representative, the KKR Representative or the SL Representative, as applicable, exercise their right to terminate this Agreement under Section 4.1(c) above, the Corporation shall deliver to the Representative and the SL Representative and the KKR Representative a schedule (the “Early Termination Schedule”) showing in reasonable detail the calculation of the Early Termination Payment due to each TRA Party. Such Early Termination Schedule shall become final and binding on all parties consistent with the procedures described in Section 2.3(a). The date on which the Early Termination Schedule becomes final shall be the “Early Termination Effective Date.”

Section 4.3 Payment upon Early Termination.

(a) Within three (3) calendar days after an Early Termination Effective Date, the Corporation shall pay to the TRA Parties an amount equal to the Early Termination Payment in respect of such TRA Party. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by the TRA Party or as otherwise agreed by the Corporation and such TRA Party.

(b) “Early Termination Payment” in respect of a TRA Party shall equal (i) the present value, discounted at the Early Termination Rate, as of the date of the Early Termination Notice, of all Tax Benefit Payments in respect of such TRA Party that would be required to be paid by the Corporation beginning from the date of the Early Termination Notice and applying the Valuation Assumptions, plus (ii) any Tax Benefit Payment agreed to by the Corporation, the Representative, the KKR Representative and the SL Representative as due and payable with respect to such TRA Party that is unpaid as of the date of the Early Termination Notice, plus (iii) any Tax Benefit Payment due and payable with respect to such TRA Party for a Taxable Year ending prior to the date of the Early Termination Notice, plus (iv) (without duplication) interest accruing on the amounts described in clauses (i) through (iii) (which shall include interest accruing on the amount described in clause (i) from the date of the Early Termination Notice).

(c) Upon the payment of the Early Termination Payment by the Corporation to a TRA Party, the Corporation shall not have any further payment obligations under this Agreement in respect of such TRA Party.

ARTICLE V.

SUBORDINATION AND LATE PAYMENTS

Section 5.1 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporation under this Agreement shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations owed in respect of secured or unsecured indebtedness for borrowed money of the Corporation and its Subsidiaries (“Senior Obligations”) and shall rank pari passu in right of payment with all current or future unsecured obligations of the Corporation that are not Senior Obligations. To the extent that any payment under this Agreement is not permitted to be made at the time payment is due as a result of this Section 5.1 and the terms of the agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of the applicable TRA Parties and the Corporation shall make such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations. Except as otherwise determined by the Governing Body (with the approval of the SL Representative and the Representative), payments under any tax receivable agreement (or similar agreement) entered into by the Corporation, the LLC, or their Subsidiaries after the date hereof shall be subordinate to all payments owed pursuant to this Agreement, and no such payments shall be made (i) for so long as the Corporation has any unpaid obligation pursuant this Agreement; and (ii) with respect to any particular taxable period governed by such tax receivable agreement until payments with respect to such taxable period under this Agreement have been determined and (if any) paid.

Section 5.2 Late Payments by the Corporation. The amount of all or any portion of any Tax Benefit Payment, Early Termination Payment or other payment under this Agreement not made to the TRA Parties when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment, Early Termination Payment or other payment was due and payable.

ARTICLE VI.

TAX MATTERS; CONSISTENCY; COOPERATION

Section 6.1 Participation in the Corporation’s and the LLC’s Tax Matters. Except as otherwise provided herein, the Corporation (and Endeavor Manager, as applicable) shall have full responsibility for, and sole discretion over, all tax matters concerning the Corporation and the LLC and its Subsidiaries, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to taxes; provided, however, that the Corporation shall notify the Representative, the KKR Representative and the SL Representative of, and keep them reasonably informed with respect to, the portion of any audit of the Corporation, the LLC or any of their Subsidiaries the outcome of which is reasonably expected to affect the rights and obligations of the TRA Parties under this Agreement, and shall provide to the Representative, the KKR Representative and the SL Representative reasonable opportunity to provide information and other input to the Corporation, the LLC and their Subsidiaries concerning the conduct of any such portion of such audit, which information and other input the Corporation, the LLC and their Subsidiaries, as applicable, shall consider in good faith.

Section 6.2 Consistency. The Corporation, Endeavor Manager, the LLC and the TRA Parties agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including, without limitation, the Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that specified in any Schedule finalized consistent with the terms of this Agreement, unless otherwise required by Law.

Section 6.3 Cooperation. Each of the Corporation, Endeavor Manager, the LLC and the TRA Parties shall (a) furnish to the other parties in a timely manner such information, documents and other materials as the other party may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, completing any financial statement audit, preparing any Tax Return or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the other party and its representatives to provide explanations of documents and material and such other information as the other party or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporation shall reimburse each TRA Party for any reasonable third-party costs and expenses incurred pursuant to this Section at the request of the Corporation, Endeavor Manager or the LLC.

ARTICLE VII.

MISCELLANEOUS

Section 7.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be as specified in a notice given in accordance with this Section 7.1). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to the Corporation, Endeavor Manager or the LLC, to:

c/o Endeavor Group Holdings, Inc.

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, California 90210

Attention:   Chief Executive Officer

                   Executive Chairman

                   General Counsel

Facsimile No.: (310) 285-9010

E-mail: ***

with a copy (which shall not constitute notice to the Corporation, Endeavor Manager or the LLC) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:   Justin G. Hamill

                   Matthew C. Dewitz

                   Facsimile No.: (212) 751-4864

E-mail: ***

             ***

If to the Representative:

c/o Endeavor Group Holdings, Inc.

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, California 90210

Attention:   Chief Executive Officer

                   Executive Chairman

                   General Counsel

Facsimile No.: (310) 285-9010

E-mail: ***

with a copy (which shall not constitute notice to the Representative) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention:   Justin G. Hamill

                   Lisa G. Watts

                   Matthew C. Dewitz

Facsimile No.: (212) 751-4864

E-mail: ***

             ***

             ***

If to the SL Representative:

Silver Lake

55 Hudson Yards

550 West 34th Street, 40th Floor

New York, NY 10001

Attention: Andrew J. Schader

E-mail: ***

with a copy (which shall not constitute notice to the SL Representative) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, California 94304

Attention:   Andrew B. Purcell

                   Daniel N. Webb

Facsimile No.: (650) 251-5002

E-mail: ***

             ***

If to the KKR Representative:

Kohl Kravis Roberts & Co. L.P.

30 Hudson Yards

New York, NY 10001

Attention: General Counsel

Fax: (212) 570-0003

***

with a copy (which shall not constitute notice to the KKR Representative) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Sean Rodgers, P.C.

Ravi Agarwal, P.C.

Fax: 212 446-4900

Email: ***

Any Party may change its address, fax number or e-mail address by giving each of the other Parties written notice thereof in the manner set forth above.

Section 7.2 Counterparts; Electronic Signature. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic delivery (i.e. by email of a PDF signature page) shall be as effective as delivery of a manually signed counterpart of this Agreement and shall constitute and original for all purposes. The parties hereto hereby agree that this Agreement may be executed by way of electronic signatures and that the electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the parties hereto further agree that this Agreement, or any part thereof, shall not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.

Section 7.3 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6 Assignments; Amendments; Successors; No Waiver.

(a) Assignment.

(i) No TRA Party may assign, sell, pledge, or otherwise alienate or transfer any interest in this Agreement, including the right to receive any Tax Benefit Payments under this Agreement, to any Person (other than a Permitted Transferee) without (i) the prior written consent of the Governing Body (or any Person(s) to whom the Governing Body has delegated such authority) (such consent not to be unreasonably withheld) and (ii) such Person executing and delivering a Joinder agreeing to succeed to the applicable portion of such TRA Party’s interest in this Agreement and to become a Party for all purposes of this Agreement (the “Joinder Requirement”); provided, however, that such consent shall not be required in the case of (x) Permitted Transfers of Units or transfers by an executive set forth on Schedule 8.02(b) attached to the LLC Agreement (or one of his or her other Permitted Transferees) to immediate family members or estate planning vehicles or (y) a pledge, assignment or similar transfer to a debt financing source reasonably acceptable to the Governing Body for the purpose of creating a security interest herein or otherwise assigning collateral. For the avoidance of doubt, if a TRA Party transfers Units in accordance with the terms of the LLC Agreement but does not assign to the transferee of such Units its rights under this Agreement with respect to such transferred Units, such TRA Party shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Units (and any such transferred Units shall be separately identified, so as to facilitate the determination of Tax Benefit Payments hereunder). The Corporation may not assign any of its rights or obligations under this Agreement to any Person (other than any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation) without the prior written consent of each of the Representative and the SL Representative (and any purported assignment without such consent shall be null and void).

(ii) Notwithstanding anything to the contrary in this Section 7.6(a), following the applicable Permitted Transfer Date (as defined below), each of the Executive Directors, their permitted transferees pursuant to Section 8.02(b) of the LLC Agreement and the SL TRA Parties may assign, sell, pledge or otherwise alienate or transfer any interest in this Agreement subject only to the Joinder Requirement. As used herein, “Permitted Transfer Date” means (i) with respect to the Executive Directors and their permitted transferees pursuant to Section 8.02(b) of the LLC Agreement, sixty days following delivery of written notice from the Representative to the SL Representative indicating the intent of the Executive Directors and/or their permitted transferees pursuant to Section 8.02(b) of the LLC Agreement to assign, sell, pledge or otherwise alienate or transfer an interest in this Agreement, provided that such notice cannot be delivered until the earlier of (x) the seventh anniversary of the date hereof and (y) the Ownership Trigger Date (as defined herein), and (ii) with respect to the SL TRA parties, (A) the later of (x) the seventh anniversary of the date hereof and (y) such time (the “Ownership Trigger Date”) as the Executive Directors, their permitted transferees pursuant to Section 8.02(b) of the LLC Agreement, the SL Member and the SL Related Entities cease to beneficially own, directly or indirectly, in the aggregate, securities of the Corporation representing a majority of the combined voting power of the Corporation’s then outstanding securities generally entitled to vote in the election of directors or (B) if earlier than the time determined pursuant to clause (ii)(A), sixty days after the date of delivery of the written notice described in the foregoing clause (i). At any time that the SL TRA Parties are permitted to assign, sell, pledge or otherwise alienate or transfer their interests in this Agreement by operation of this Section 7.06(a)(ii), the KKR TRA Parties shall be permitted to sell, pledge or otherwise alienate or transfer their interests in this Agreement (whether or not any SL TRA Party has assigned, sold, pledged or otherwise alienated or transferred their interests in this Agreement).

(b) Amendments. No provision of this Agreement may be amended unless such amendment is approved in writing by each of (i) the Governing Body (or any Person(s) to whom the Governing Body has delegated such authority); and (ii) the TRA Parties who collectively would be entitled to receive at least a majority of any Early Termination Payments that would be hypothetically payable to all TRA Parties (assuming all equity interests in the LLC that have redemption rights under the LLC Agreement are redeemed and exchanged for shares of Class A Common Stock at such time and using the Valuation Assumptions). Notwithstanding the foregoing, (w) no provision of this Agreement may be amended in a manner that has a disproportionate material and adverse effect on the Exchange TRA Parties, on the one hand, or the Reorganization TRA Parties, on the other hand, without the consent of TRA Parties of the relevant class that are entitled to receive at least a majority of the Early Termination Payments payable to such TRA Parties of such class (assuming all equity interests in the LLC that have redemption rights under the LLC Agreement are redeemed and exchanged for shares of Class A Common Stock and using the Valuation Assumptions) without such TRA Parties’ consent; (x) no provision of this Agreement may be amended in a manner that has a disproportionate material and adverse effect on the KKR TRA Parties relative to the SLP TRA Parties (or shall modify unique rights specifically granted to the KKR TRA Parties or KKR Representative in their capacity as such) without the consent of the KKR Representative; (y) no provision of this Agreement may be amended in a manner that has a disproportionate material and adverse effect on the SL TRA Parties without the consent of the SL Representative, and (z) no provision of this Agreement may be amended in a manner that has a disproportionate material and adverse effect on any TRA Party (other than a KKR TRA Party or SL TRA Party) without the consent of the Representative.

(c) Successors. Except as provided in Section 7.6(a), all of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(d) Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

Section 7.7 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.8 Resolution of Disputes.

(a) Except for Reconciliation Disputes subject to Section 7.9, any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with this Agreement (each a “Dispute”) shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Administered Arbitration (the “Rules”) by three arbitrators, of which the Corporation shall appoint one arbitrator and the Representative and SL Representative shall appoint one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York.

(b) Notwithstanding the provisions of paragraph (a), any party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each party (i) expressly consents to the application of paragraph (c) of this Section 7.8 to any such action or proceeding, and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. For the avoidance of doubt, this Section 7.8 shall not apply to Reconciliation Disputes to be settled in accordance with the procedures set forth in Section 7.9.

(c) Each party irrevocably consents to service of process by means of notice in the manner provided for in Section 7.1. Nothing in this Agreement shall affect the right of any party to serve process in any other manner permitted by law.

(d) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

(e) In the event the parties are unable to agree whether a dispute between them is a Reconciliation Dispute subject to the dispute resolution procedure set forth in Section 7.9 or a Dispute subject to the dispute resolution procedure set forth in this Section 7.8, such disagreement shall be decided and resolved in accordance with the procedure set forth in this Section 7.8.

Section 7.9 Reconciliation. In the event that the Corporation, the Representative, the KKR Representative and the SL Representative are unable to resolve a disagreement with respect to a Schedule (a “Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to such parties. The Expert shall be a partner or principal in a nationally recognized accounting firm, and unless the Corporation, the Representative, the KKR Representative and the SL Representative agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporation, the Representative, the KKR Representative or the SL Representative or other actual or potential conflict of interest. If the Corporation, the Representative, the KKR Representative and the SL Representative are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the selection of an Expert shall be treated as a Dispute subject to Section 7.8 and an arbitration panel shall pick an Expert from a nationally recognized accounting firm that does not have any material relationship with the Corporation, the Representative, the KKR Representative or the SL Representative or other actual or potential conflict of interest. The Expert shall resolve any matter relating to a Schedule or an amendment thereto as soon as reasonably practicable and in any event within thirty (30) calendar days after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporation except as provided in the next sentence. The Corporation and the Representative, the KKR Representative and the SL Representative shall bear their own costs and expenses of such proceeding, unless (i) the Expert entirely adopts the position of the Representative, the KKR Representative and/or SL Representative, in which case the Corporation shall reimburse the Representative, the KKR Representative and/or SL Representative (as applicable) for any reasonable and documented out-of-pocket costs and expenses in such proceeding, or (ii) the Expert entirely adopts the Corporation’s position, in which case the whichever of the Representative, the KKR Representative or SL Representative (or all of them) that disputed the position shall reimburse the Corporation for any reasonable and documented out-of-pocket costs and expenses in such proceeding. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporation and the TRA Parties and may be entered and enforced in any court having competent jurisdiction.

Section 7.10 Representatives. Except as otherwise explicitly provided in this Agreement, (i) the actions of the SL Representative pursuant to and in accordance with this Agreement shall be binding only with respect to the SL TRA Parties and not with respect to the Representative, the KKR Representative or any other TRA Parties, (ii) the actions of the KKR Representative pursuant to and in accordance with this Agreement shall be binding only with respect to the KKR TRA Parties and not with respect to the Representative, the SL Representative or any other TRA Parties and (iii) the actions of the Representative pursuant to and in accordance with this Agreement shall be binding on all TRA Parties (except to the extent a matter is specifically reserved under this Agreement for the SL Representative and/or the KKR Representative, in which case the actions of the Representative with respect to such matter shall be binding on all TRA Parties other than the SL TRA Parties and/or the KKR Representative).

Section 7.11 Withholding. The Corporation and its affiliates and representatives shall be entitled to deduct and withhold from any payment that is payable to any TRA Party pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment in accordance with the Code or any provision of U.S. state, local or foreign tax law (including for this purpose any withholding required by the Corporation or its affiliates that may be required in connection with the Reorganization, a Redemption or a Direct Exchange). To the extent that amounts are so deducted or withheld and paid over to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid by the Corporation to the relevant TRA Party. Each TRA Party shall promptly provide the Corporation with any applicable tax forms and certifications reasonably requested by the Corporation in connection with determining whether any such deductions and withholdings are required under the Code or any provision of U.S. state, local or foreign tax law, including under Sections 1441, 1442, 1445 or 1446 of the Code. The Corporation will consider in good faith any applicable certificates, forms or documentation provided by a TRA Party that in such TRA Party’s reasonable determination reduce or eliminate any such withholding.

Section 7.12 Consolidated Group; Transfers of Corporate Assets.

(a) The parties acknowledge that the Corporation and Endeavor Manager are members of the Corporate Group and that the provisions of this Agreement shall be applied with respect to the Corporate Group (and any other affiliated or consolidated Tax group of which the Corporation and Endeavor Manager become a part), and that Tax Benefit Payments, Early Termination Payments, and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b) If the Corporation, Endeavor Manager, their successors in interest or any member of a group described in Section 7.12(a) transfers one or more assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) with which the Corporation does not file a consolidated Tax Return for U.S. federal income Tax purposes (or if any entity that holds Reference Assets transfers any Reference Asset to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which the Corporation does not file a consolidated Tax Return for U.S. federal income Tax purposes), such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment due hereunder, shall be treated as having disposed of such asset (or Reference Asset) in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the transferred asset. For purposes of this Section 7.12, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership. Notwithstanding anything to the contrary set forth herein, if the Corporation, its successor in interest or any member of a group described in Section 7.12(a), transfers its assets pursuant to a transaction that qualifies as a “reorganization” (within the meaning of Section 368(a) of the Code) in which such entity does not survive or pursuant to any other transaction to which Section 381(a) of the Code applies (other than any such reorganization or any such other transaction, in each case, pursuant to which such entity transfers assets to a corporation with which the Corporation, its successor in interest or any member of the group described in Section 7.12(a) (other than any such member being transferred in such reorganization or other transaction) does not file a consolidated Tax Return for U.S. federal income Tax purposes), the transfer will not cause such entity to be treated as having transferred any assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) pursuant to this Section 7.12(b) so long as the relevant successor is bound by the provisions of this Agreement.

Section 7.13 Confidentiality. Each TRA Party and its assignees acknowledges and agrees that the information of the Corporation and its Affiliates provided pursuant to this Agreement is confidential and, except in the course of performing any duties as necessary for the Corporation and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such Person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Corporation and its Affiliates and successors, learned by any TRA Party heretofore or hereafter. This Section 7.13 shall not apply to (i) any information that has been made publicly available by the Corporation, becomes public knowledge (except as a result of an act of any TRA Party in violation of this Agreement) or is generally known to the business community, (ii) the disclosure of information to the extent necessary for a TRA Party to prosecute or defend claims arising under or relating to this Agreement, (iii) the disclosure of information to the extent necessary for a TRA Party to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns, (iv) the disclosure of financial and other information of the type typically disclosed to limited partners and prospective investors in private equity funds affiliated with the SL TRA Parties and is made to the partners of, and/or prospective investors in, private equity Affiliates of the SL TRA Parties and such partner or prospective investor is bound by the confidentiality provisions of a customary non-disclosure agreement entered into with the disclosing party that covers the confidential information so disclosed, and (v) the disclosure of information necessary to effect an assignment, sale, pledge, alienation or transfer of any interest in this Agreement pursuant to Section 7.6(a). If a TRA Party or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.13, the Corporation shall have the right and remedy to have the provisions of this Section 7.13 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporation or any of its Subsidiaries and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.14 Change in Law. Notwithstanding anything herein to the contrary, if, as a result of or, in connection with an actual or proposed change in Tax law, an Exchange TRA Party reasonably believes that the existence of this Agreement could have material adverse tax consequences to such Exchange TRA Party or any direct or indirect owner of such Exchange TRA Party, then at the written election of such Exchange TRA Party in its sole discretion (in an instrument signed by such Exchange TRA Party and delivered to the Corporation) and to the extent specified therein by such Exchange TRA Party, this Agreement shall cease to have further effect and shall not apply to an Exchange with respect to such Exchange TRA Party occurring after a date specified by such Exchange TRA Party, or may be amended by in a manner reasonably determined by such Exchange TRA Party, provided that such amendment shall not result in an increase in any payments owed by the Corporation under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment and provided, further, that such amendment shall not have any adverse effect on any other TRA Party.

Section 7.15 Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder with respect to amounts due to any TRA Party hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any TRA Party shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the Tax Benefit Payment, Advance Payment or Early Termination Payment, as applicable (but in each case exclusive of any component thereof comprising interest) or, if it exceeds such unpaid non-interest amount, refunded to the Corporation. In determining whether the interest contracted for, charged, or received by any TRA Party exceeds the Maximum Rate, such TRA Party may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the payment obligations owed by the Corporation to such TRA Party hereunder. Notwithstanding the foregoing, it is the intention of the Parties to conform strictly to any applicable usury laws.

Section 7.16 Independent Nature of Rights and Obligations. The rights and obligations of the each TRA Party hereunder are several and not joint with the rights and obligations of any other Person. A TRA Party shall not be responsible in any way for the performance of the obligations of any other Person hereunder, nor shall a TRA Party have the right to enforce the rights or obligations of any other Person hereunder (other than the Corporation). Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any TRA Party pursuant hereto or thereto, shall be deemed to constitute the TRA Parties acting as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TRA Parties are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporation acknowledges that the TRA Party are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

Section 7.17 LLC Agreement. This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

Section 7.18 Tax Characterization and Elections. The parties intend that (A) each Direct Exchange shall give rise to Basis Adjustments, (B) each Redemption using cash contributed to the LLC by the Corporation and Endeavor Manager shall be treated as a direct purchase of Units from the applicable Exchange TRA Parties pursuant to Section 707(a)(2)(B) of the Code that shall give rise to Basis Adjustments, (C) payments pursuant to this Agreement with respect to an Exchange (except with respect to amounts that constitute Imputed Interest) shall be treated as consideration in respect of such Exchange that give rise to additional Basis Adjustments, and (D) the rights received pursuant to this Agreement by the Reorganization TRA Parties and (without duplication) Tax Benefit Payments (excluding any amount that constitutes Imputed Interest thereon) made in respect of a Pre-IPO Covered Tax Asset will be treated as non-qualifying property or money for purposes of Section 356 of the Code received in the Reorganization. The Corporation and Endeavor Manager will ensure that, on and after the date hereof and continuing through the term of this Agreement, the LLC and each of its direct and indirect subsidiaries that they control and that is treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code.

Section 7.19 Payment Amounts. The Corporation and the Exchange TRA Parties agree that, as of the date of this Agreement and as of the date of any future Exchange that may be subject to this Agreement, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income tax purposes. Notwithstanding anything to the contrary in this Agreement, unless an Exchange TRA Party notifies the Corporation otherwise, (i) the stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) with respect to any Exchange by such Exchange TRA Party shall not exceed 200% of the amount of the initial consideration received in connection with such Exchange (which, for the avoidance of doubt, shall include the amount of any cash and the fair market value of any Class A Common Stock received in such Exchange and shall exclude the fair market value of any Tax Benefit Payments) and (ii) the sum of the initial consideration received in connection with such Exchange and the aggregate Tax Benefit Payments paid to such Exchange TRA Party in respect of such Exchange (other than amounts accounted for as interest under the Code) shall not exceed such stated maximum selling price with respect to such Exchange. For the avoidance of doubt, this Section 7.19 shall not limit any amounts payable in connection with an Early Termination Payment.

[Signature Page Follows This Page]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

CORPORATION:

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

1

THE LLC:

ENDEAVOR OPERATING COMPANY LLC

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

ENDEAVOR MANAGER, LLC

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

SILVER LAKE PARTNERS IV DE (AIV III), L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

SILVER LAKE TECHNOLOGIES INVESTORS IV (DELAWARE II), L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

SLP WEST HOLDINGS CO-INVEST, L.P.

By: SLP Co-Invest GP, L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

SLP WEST HOLDINGS CO-INVEST II, L.P.

By: SLP Co-Invest GP, L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

SLP WEST HOLDINGS, L.L.C.

By: Silver Lake Partners IV DE (AIV IV), L.P., its managing member
By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

SLP WEST HOLDINGS II, L.L.C.

By: Silver Lake Partners IV DE (AIV IV), L.P., its managing member
By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

SLP WEST HOLDINGS III, L.P.

By: SLP West GP Holdings, L.L.C., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

SLP WEST HOLDINGS IV, L.P.

By: SLP West GP Holdings, L.L.C., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

SLP WEST HOLDINGS CO-INVEST FEEDER II, L.P,

By: SLP Co-Invest GP, L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

SLP IV WEST FEEDER I, L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

SLP IV BASQUIAT FEEDER I, L.P.

By: Silver Lake Technology Associates IV, L.P., its general partner
By: SLTA IV (GP), L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

SL SPV-1 FEEDER I, L.P.

By: SLTA SPV-1, L.P., its general partner
By: SLTA SPV-1 (GP), L.L.C., its general partner
By: Sliver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Co-CEO

MSD SPORTS PARTNERS (CAYMAN) TRUST

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH

By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Authorized Signatory

FIDELITY DESTINY PORTFOLIOS: FIDELITY ADVISOR DIVERSIFIED STOCK FUND

By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Authorized Signatory

FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND

By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY SERIES BLUE CHIP GROWTH FUND

By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Authorized Signatory

FIDELITY COMMONWEALTH TRUST: FIDELITY MID-CAP STOCK FUND

By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY NEW MILLENNIUM FUND

By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Authorized Signatory

FIDELITY PURITAN TRUST: FIDELITY PURITAN FUND

By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Authorized Signatory

CPP INVESTMENT BOARD (USRE III) INC.

By:	/s/ Geoff McKay
Name:	Geoff McKay
Title:	Authorized Signatory

By:	/s/ Sunny Lee
Name:	Sunny Lee
Title:	Authorized Signatory

JASMINE VENTURE PTE. LTD.

By:	/s/ Jason Young
Name:	Jason Young
Title:	Authorized Signatory

TONY BATES

By:	/s/ Tony Bates
Name:	Tony Bates

MARC ANDREESSEN

By:	/s/ Marc Andreessen
Name:	Marc Andreessen

WEINER DEROUAUX REVOCABLE TRUST DTD 11/20/2012

By:	/s/ Jeffrey Weiner
Name:	Jeffrey Weiner
Title:	Trustee

NIKESH ARORA - AURORA TRUST

By:	/s/ Nikesh Arora
Name:	Nikesh Arora
Title:	Trustee

Sixjoy LLC

By:	/s/ Tang Yibin
Name:	Tang Yibin
Title:	Authroized Signatory

Yacht Investment Holdings, LLC

By: Focus Media FountainVest Sports JV, L.P., its managing member
By: FMF Sports JV GP Limited, its general partner

By:	/s/ Neil Gray
Name:	Neil Colin Gray
Title:	Authorized Signatory

SCC Growth IV Holdco II, Ltd.

By:	/s/ Ip Siu Wai Eva
Name:	Ip Siu Wa Eva
Title:	Authorized Signatory

HS INVESTMENTS (W) LIMITED

By:	/s/ Ken Wrigley and Anthony Tennant
Name:	Ken Wrigley and Anthony Tennant
Title:	Directors, Director One Limted

HS INVESTMENTS (A) LIMITED PARTNERSHIP

By:	/s/ Ken Wrigley
Name:	Ken Wrigley
Title:	Director of HS Investments (L) Limited acting as General Partner

HS INVESTMENTS NA5 LIMITED

By:	/s/ James Nicolle
Name:	James Nicolle
Title:	Director

WC HOLDCO (DELAWARE) LLC

By: MDC Capital Partners (SPV) GP, LP, its managing member
By: MD Capital Partners GP, LLC, its general partner

By:	/s/ Rodney Cannon
Name:	Rodney Cannon
Title:	Authorized Signatory

ATERUS HOLDINGS LLC

By:	/s/ Ossama Khoreibi
Name:	Ossama Khoreibi
Title:	Authorized Signatory

/s/ Ariel Emanuel
Ariel Emanuel

/s/ Ariel Emanuel
The Ariel Z. Emanuel Living Trust, dated November 13, 2017

/s/ Patrick Whitsell
Patrick Whitesell

/s/ Mark Shapiro
Mark Shaprio

/s/ Carole Katz
Carole Katz

/s/ Richard Rosen
Richard Rosen

/s/ Brent Richard
Brent Richard

/s/ Christian Muirhead
Christian Muirhead

/s/ Andrew Schleimer
Andrew Schleimer

/s/ Seth Krauss
Seth Krauss

/s/ Jason Lublin
Jason Lublin

/s/ Samuel Zussman
Samuel Zussman

KKR CAGE AGGEGATOR LLC

By: KKR North America Fund XI (Cage) L.P., its manging member
By: KKR Associates North America XI AIV L.P., its general partner
By: KKR North America AIV GP LLC, its general partner

By:	/s/ Richard Sarnoff
Name:	Richard Sarnoff
Title:	Authorized Signatory

KKR NORTH AMERICA (CAGE) BLOCKER PARENT, L.P.

By:	/s/ Richard Sarnoff
Name:	Richard Sarnoff
Title:	Authorized Signatory

KKR PRINCIPAL OPPORTUNITIES (OFFSHORE) L.P.

By:	/s/ Richard Sarnoff
Name:	Richard Sarnoff
Title:	Authorized Signatory

KKR REFERENCE FUND INVESTMENTS L.P.

By:	/s/ Richard Sarnoff
Name:	Richard Sarnoff
Title:	Authorized Signatory

KKR NORTH AMERICAN CO-INVEST FUND I L.P.

By:	/s/ Richard Sarnoff
Name:	Richard Sarnoff
Title:	Authorized Signatory

KKR TFO PARTNERS L.P.

By:	/s/ Richard Sarnoff
Name:	Richard Sarnoff
Title:	Authorized Signatory

DAW FAMILY TRUST DATED 09/05/06 (AS AMENDED 05/30/13)

By:	/s/ Dana F. White
Name:	Dana F. White
Title:	Trustee

By:	/s/ Anne L. White
Name:	Anne L. White
Title:	Trustee

DANA AND ANNE WHITE 2012 IRREVOCABLE TRUST DATED 12/31/12 (AS AMENDED 05/30/13)

By:	/s/ Lorenzo J. Feritta
Name:	Lorenzo J. Fertittta
Title:	Trustee

By:	/s/ Dana F. White
Dana F. White

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________________, 20___ (this “Joinder”), is delivered pursuant to that certain Tax Receivable Agreement, dated as of April 28, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tax Receivable Agreement”) by and among Endeavor Group Holdings, Inc., a Delaware corporation (the “Corporation”), Endeavor Operating Company, LLC, a Delaware limited liability company (“the LLC”), and the other persons time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Tax Receivable Agreement.

1.

Joinder to the Tax Receivable Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a [Reorganization/Exchange] TRA Party under the Tax Receivable Agreement and a Party thereto, with all the rights, privileges and responsibilities of a [Reorganization/Exchange] TRA Party thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Tax Receivable Agreement as if it had been a signatory thereto as of the date thereof.

2.	Incorporation by Reference. All terms and conditions of the Tax Receivable Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.	Address. All notices under the Tax Receivable Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW PARTY]

By:
Name:
Title:

Acknowledged and agreed as of the date first set forth above:

ENDEAVOR GROUP HOLDINGS, INC.

By:
Name:
Title:

Exhibit B

Net Tax Benefit Splits

SPV-1 Feeder LLC
SLP IV West Feeder I, LP	47.61166%
SPV-1 Feeder I, LP	52.38834%

West Investor-C LLC
SLP SPV-1 Feeder I LP	0.8180%
CPP Investment Board (USRE III) Inc.	49.5910%
Jasmine Ventures Pte Ltd.	49.5910%

KKR Cage Aggregator Blocker LLC
KKR Principal Opportunities Partnership (Offshore) L.P.	58.3237%
KKR Reference Fund Investments L.P.	11.966%
KKR North America Co-Invest Fund I L.P.	3.375%
KKR TFO Partners L.P.	26.3353%

Annex A

Blocker Entities

1.     SLP IV West Feeder Corp

2.     SL SPV-1 Feeder LLC

3.     SLP IV Basquiat Feeder Corp

4.     SLP West Holdings Co-Invest Feeder II Corp.

5.     SLP West Holdings Co-Invest Feeder Corp.

6.     West Investor-C LLC

7.     PUREQSB WM Holdings LLC

8.     BCGF WM Holdings LLC

9.     MIDCAP WM Holdings LLC

10.     WILM WM Holdings LLC

11.     DEST WM Holdings LLC

12.     FANIFB WM Holdings LLC

13.     FSBCGF WM Holdings LLC

14.     Wolf Cub Holdings LLC

15.     USWI Holding LLC

16.     KKR North America XI (Cage) Blocker L.P.

17.     KKR Cage Aggregator Blocker LLC

18.     MSD Sports Partners II, LLC

19.     Jet2 Investment Holdings Limited

Annex B

Exchange TRA Parties

1.     HS Investments (A) LP

2.     HS Investment NA5 Limited

3.     HS Investments (W) Limited

4.     SCG Growth IV Holdco II, Ltd.

5.     Sixjoy LLC

6.     SLP West Holdings, L.L.C.

7.     SLP West Holdings II, L.L.C.

8.     Silver Lake Partners IV DE (AIV III), L.P.

9.     Silver Lake Technology Investors IV (Delaware II), L.P.

10.     SLP West Holdings III, L.P.

11.     SLP West Holdings IV, L.P.

12.     SLP West Holdings Co-Invest II, L.P.

13.     SLP West Holdings Co-Invest, L.P.

14.     Weiner Derouaux Revocable Trust DTD 11/20/2012

15.     Anthony J. Bates

16.     Nikesh Arora – Aurora Trust

17.     Marc L. Andreessen

18.     Ariel Emanuel

19.     The Ariel Z. Emanuel Living Trust, dated November 13, 2017

20.     Patrick Whitesell

21.     Carole Katz

22.     Seth Krauss

23.     Jason Lublin

24.     Christian Muirhead

25.     Brent Richard

26.     Richard Rosen

27.     Mark Shapiro

28.     Samuel Zussman

29.     Andrew Schleimer

30.     KKR Cage Aggregator LLC

31.     DAW Family Trust dated 09/05/06 (as amended 05/30/13)

32.     Dana and Anne White 2012 Irrevocable Trust dated 12/31/12

33.     Dana White

Annex C

Reorganization TRA Parties

1.     SLP IV West Feeder I, L.P.

2.     SL SPV-1 Feeder, L.L.C.

3.     SLP West Holdings Co-Invest Feeder II, L.P.

4.     SLP IV Basquiat Feeder I, LP

5.     Jasmine Ventures Pte Ltd.

6.     CPP Investment Board (USRE III) Inc.

7.     WC HoldCo (Delaware) LLC

8.     Atreus Holdings LLC

9.     Fidelity Puritan Trust: Fidelity Puritan Fund

10.     Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

11.     Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

12.     Fidelity Commonwealth Trust: Fidelity Mid-Cap Stock Fund

13.     Fidelity Mt. Vernon Street Trust: Fidelity New Millennium Fund

14.     Fidelity Contrafund: Fidelity Advisor Insights Fund

15.     Fidelity Destiny Portfolios: Fidelity Advisor Diversified Stock Fund

16.     Yacht Investment Holdings LLC

17.     KKR North America XI (Cage) Blocker Parent, L.P.

18.     KKR Principal Opportunities Partnership (Offshore) L.P.

19.     KKR Reference Fund Investments L.P.

20.     KKR North America Co-Invest Fund I L.P.

21.     KKR TFO Partners L.P.

22.     MSD Sports Partners (Cayman) Trust

Annex D

Representatives

1.	Ariel Emanuel

2.	Patrick Whitesell

3.	Jason Lublin

4.	Mark Shapiro

Annex E

SL TRA Parties

1.     SLP West Holdings, L.L.C.

2.     SLP West Holdings II, L.L.C.

3.     Silver Lake Partners IV DE (AIV III), L.P.

4.     Silver Lake Technology Investors IV (Delaware II), L.P.

5.     SLP West Holdings III, L.P.

6.     SLP West Holdings IV, L.P.

7.     SLP West Holdings Co-Invest II, L.P.

8.     SLP West Holdings Co-Invest, L.P.

9.     SLP IV West Feeder I, L.P.

10.     SLP IV Basquiat Feeder I, L.P.

11.     SLP West Holdings Co-Invest Feeder II, L.P.

12.     SL SPV-1 Feeder I, L.P.

Annex F

KKR TRA Parties

1.     KKR Cage Aggregator LLC

2.     KKR North America XI (Cage) Blocker Parent, L.P.

3.     KKR Principal Opportunities Partnership (Offshore) L.P.

4.     KKR Reference Fund Investments L.P.

5.     KKR North America Co-Invest Fund I L.P.

6.     KKR TFO Partners L.P.